SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On March 7, 2005, we entered into a purchase agreement with Banc of America Securities LLC and Citigroup Global Markets Inc. to sell $380.0 million aggregate principal amount of Floating Rate Senior Notes due 2012 and €150.0 million aggregate principal amount of Euro denominated 8.625% Senior Notes due 2013 in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933.

Indentures with respect to Senior Notes

General

On March 11, 2005, we entered into two indentures in connection with our offering of $380.0 million aggregate principal amount of our Floating Rate Senior Notes due 2012 (the “Floating Rate Notes,” and the related indenture, the “Floating Rate Notes Indenture”) and €150.0 million aggregate principal amount of our 8.625% Senior Notes due 2013 (the “Euro Notes,” and the related indenture, the “Euro Notes Indenture”). We refer to the Floating Rate Notes and the Euro Notes as the “Notes” and to the Floating Rate Notes Indenture and the Euro Notes Indenture as the “Indentures.”

Pursuant to the Floating Rate Notes Indenture, Wilmington Trust Company will act as trustee, registrar and paying agent for the Floating Rate Notes. The Floating Rate Notes bear interest at LIBOR plus 4.75% per annum, reset quarterly, payable quarterly on January 1, April 1, July 1 and October 1, commencing on July 1, 2005, and ending on the maturity date of April 1, 2012.

Pursuant to the Euro Notes Indenture, Wilmington Trust Company will act as trustee, Citibank, N.A., the common depositary for the Euro Notes, will act as registrar and paying agent, and Dexia Banque Internationale à Luxembourg, société anonyme, will act as Luxembourg paying agent and transfer agent. The Euro Notes bear interest at 8.625% per annum, payable semiannually on April 1 and October 1, commencing on October 1, 2005 and ending on the maturity date of April 1, 2013.

The Notes are general unsecured unsubordinated obligations and will rank equal in right of payment to our existing and future unsecured unsubordinated indebtedness. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing that indebtedness.

Optional Redemption

Floating Rate Notes

At any time prior to April 1, 2007, we may redeem up to 100% of the original aggregate principal amount of the Floating Rate Notes at a redemption price of 104.00% of the principal amount, plus accrued and unpaid interest, if any, using proceeds of one or more public equity offerings. If we redeem less than all of the Floating Rate Notes, at least $150.0 million aggregate principal amount of the Floating Rate Notes must remain outstanding after the redemption. On or after April 1, 2007, we may redeem all or a part of the Floating Rate Notes at the price set forth below, plus accrued and unpaid interest, if any, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

Euro Notes

At any time prior to April 1, 2008, we may redeem up to 35% of the original aggregate principal amount of the Euro Notes at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest, if any, using proceeds of one or more public equity offerings. On or after April 1, 2009, we may redeem all or a part of the Euro Notes at the price set forth below, plus accrued and unpaid interest, if any, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2009	104.313%
2010	102.156%
2011 and thereafter	100.000%

Repurchase Offer upon a Change of Control

Upon the occurrence of a change in control (as defined in the Indentures), each holder of Notes may require us to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase. However, our existing bank credit facilities limit our ability to repurchase the Notes prior to their maturity.

Other Covenants

Each Indenture contains covenants that limit, among other things, our and certain of our subsidiaries’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of our subsidiaries to pay dividends or make payments to us and our restricted subsidiaries, (7) enter into sale and leaseback transactions, (8) merge or consolidate with another person, and (9) dispose of all or substantially all of our assets. The Indentures provide for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indentures or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The offering and sale of the Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

Registration Rights Agreements

In connection with the offering of the Notes, with respect to each series of Notes, we have agreed pursuant to a Registration Rights Agreement, dated as of March 11, 2005 (each, a “Registration Rights Agreement”), among us and the initial purchasers of the Notes, to use our reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, we have agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If we fail to satisfy these obligations and our other obligations as set forth in the Registration Rights Agreements, we will be required to pay additional interest to the holders of the Notes.

Supplemental Indentures

On March 11, 2005, in connection with our cash tender offer for any and all of our U.S. Dollar denominated 11.625% Senior Notes due 2008 (the “U.S. Notes”) and Euro denominated 11.625% Senior Notes due 2008 (the

“Euro Notes” and together, the “2008 Notes”), we and Wilmington Trust Company, as trustee, executed a first supplemental indenture (each, a “Supplemental Indenture”) amending each of the indentures, dated as of January 18, 2001 (the “2008 Notes Indentures”), governing the 2008 Notes.

The Supplemental Indentures amend the 2008 Notes Indentures to delete or make less restrictive substantially all of the restrictive covenants contained in the 2008 Notes Indentures (other than requirements to make an offer for the Notes in the event of certain asset sales and changes in control), to delete events of default relating to cross-defaults and judgments against us, and to make conforming and related changes to the 2008 Notes Indentures.

Each of the Purchase Agreement, the Indentures, the Supplemental Indentures and the Registration Rights Agreements are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Purchase Agreement, the Indentures, the Supplemental Indentures and the Registration Rights Agreements are qualified in their entirety by reference to such exhibits.

Senior Executive Long-Term Incentive Plan

At its meeting on March 9, 2005, our Human Resources Committee (the “Committee”) approved additional terms of, and initial awards under, our Senior Executive Long-Term Incentive Plan (the “Plan”) under authority delegated to the Committee by our Board of Directors. The material terms of the Plan are summarized below:

Plan Participants. Employees on our Worldwide Leadership Team (generally our executive officers), other employees identified by our Board and non-employee members of our Board are eligible to receive awards under the Plan.

Plan Implementation. The Plan is implemented through consecutive and overlapping three-year performance cycles. Performance cycles generally begin on the first day of each fiscal year, and the first performance cycle is deemed to have commenced on the first day of the 2005 fiscal year. The Committee administers the Plan and may adopt rules and procedures it deems appropriate for Plan administration and implementation.

Awards. Plan participants are granted hypothetical stock appreciation rights (“units”), payable solely in cash, as determined by the Committee. The number of units granted to each participant will be based on a projected hypothetical public market value of our common stock on the last day of the performance cycle and a target payout amount. Awards also will reflect a strike price, the hypothetical public market value of our common stock as of the end of the calendar year in which the performance cycle begins, as determined by the Committee. All hypothetical public market value determinations will be approved by the Committee based on the determination of a third party valuation firm.

Payment. Plan payment provisions are summarized as follows:

•	At the end of each performance cycle, participants who still are employed by us (or who still are serving as directors) will be entitled to receive a cash payment equal to the increase in hypothetical public market value (determined as of the end of the calendar year in which the performance cycle ends and measured against the strike price) multiplied by the number of units awarded to such participant.

•	Payment will be made in a single lump sum as soon as administratively feasible following the close of the performance cycle, but in no event later than two-and-one-half months after the end of the performance cycle.

•	To the extent a payment would exceed two times the participant’s target payout, payment of the excess amounts generally will be deferred for an additional two years. During the two-year deferral period, amounts deferred will be adjusted based on hypothetical changes in the public market value of our common stock. Deferred amounts will be increased (or decreased) at the same percentage rate as hypothetical increases (or decreases) in the hypothetical public market value of our common stock; provided, however, if such hypothetical public market value falls to the price level that corresponded to an initial award payout of two times the participant’s target payout, deferred amounts will be forfeited. In addition, participants who are terminated for cause during a deferral period will forfeit all deferred amounts that have not already been paid out.

•	Amounts deferred will be paid in a single lump sum as soon as administratively feasible following the end of the deferral period.

Public Equity Offering. In the event of a public equity offering of our common stock, the Committee may, in its discretion, take any action it deems appropriate, including amending or terminating the Plan.

Change in Control. In the event of a change in control, the value will be determined by the Committee based on the total sale price. If the employment of a participant is terminated without cause within twelve months following the change in control, he or she will become fully vested in all units under his or her awards, and award payouts will be calculated as if the then current performance cycles ended on the date of that participant’s termination.

Amendment, Modification, and Termination. The Board may modify, amend, or terminate the Plan at any time, in its sole discretion, without notice to or consent by any participant.

Initial Awards. On March 9, 2005, the Committee approved target awards under the Plan for the first performance cycle. The following table shows the target awards granted to our directors, our chief executive officer and our four other most highly compensated executive officers.

	Estimated Future Payments
Name/Principal Position	Award Target Value	Number of Shares (Units) Granted
Philip A. Marineau, President and Chief Executive Officer	$5,000,000	83,334
R. John Anderson, Senior Vice President and President, Levi Strauss Asia Pacific	$1,000,000	16,667
Paul Mason, Senior Vice President and President, Levi Strauss Europe	$900,000	15,000
Robert L. Hanson, President, Levi’s® Brand, United States	$900,000	15,000
Scott A. LaPorta, President, Levi Strauss Signature™ Brand, United States	$600,000	10,000
Angela Glover Blackwell, director	$45,000	750
Robert E. Friedman, director	$45,000	750
James C. Gaither, director	$45,000	750
Peter A. Georgescu, director	$45,000	750
Miriam L. Haas, director	$45,000	750
Peter E. Haas, Jr., director	$45,000	750
Walter J. Haas, director	$45,000	750
F. Warren Hellman, director	$45,000	750
Patricia A. House, director	$45,000	750
Leon J. Level, director	$45,000	750
Patricia Salas Pineda, director	$45,000	750
T. Gary Rogers, director	$45,000	750
G. Craig Sullivan, director	$45,000	750

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

ITEM 8.01	Other Events

On March 11, 2005, we announced that we had closed our private placement of the Floating Rate Notes and the Euro Notes. In addition, on March 11, 2005, we had accepted for purchase $269.9 million (or 71.0%) of our $380.0 million aggregate principal amount U.S. Notes and €89.0 million (or 71.2%) of our €125.0 million aggregate principal amount Euro Notes and we sent a notice to holders that all outstanding 2008 Notes not tendered and accepted in the tender offer would be redeemed pursuant to their terms on April 11, 2005.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements And Exhibits.

(c)	Exhibits.

4.1	Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the Floating Rate Senior Notes due 2012.

4.2	Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the Euro denominated 8.625% Senior Notes due 2013.

4.3	First Supplemental Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, to the Indenture dated as of January 18, 2001 between Levi Strauss & Co. and Wilmington Trust Company, governing the U.S. Dollar denominated 11.625% Senior Notes due 2008.

4.4	First Supplemental Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, to the Indenture dated as of January 18, 2001 between Levi Strauss & Co. and Wilmington Trust Company, governing the Euro denominated 11.625% Senior Notes due 2008.

4.5	Registration Rights Agreement, dated as of March 11, 2005, among Levi Strauss & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. in relation to the Floating Rate Senior Notes due 2012.

4.6	Registration Rights Agreement, dated as of March 11, 2005, among Levi Strauss & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. in relation to the Euro denominated 8.625% Senior Notes due 2013.

10.1	Purchase Agreement, dated March 7, 2005, between Levi Strauss & Co. and Banc of America Securities LLC and Citigroup Global Markets Inc. in respect of private placement of Floating Rate Senior Notes due 2012 and Euro denominated 8.625% Senior Notes due 2013.

99.1	Press release, dated March 11, 2005, announcing the closing of our private placement of Floating Rate Notes and Euro Notes, acceptance of tendered 2008 Notes in our tender offer and notice of redemption of 2008 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: March 11, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the Floating Rate Senior Notes due 2012.

4.2	Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the Euro denominated 8.625% Senior Notes due 2013.

4.3	First Supplemental Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, to the Indenture dated as of January 18, 2001 between Levi Strauss & Co. and Wilmington Trust Company, governing the U.S. Dollar denominated 11.625% Senior Notes due 2008.

4.4	First Supplemental Indenture, dated as of March 11, 2005, between Levi Strauss & Co. and Wilmington Trust Company, to the Indenture dated as of January 18, 2001 between Levi Strauss & Co. and Wilmington Trust Company, governing the Euro denominated 11.625% Senior Notes due 2008.

4.5	Registration Rights Agreement, dated as of March 11, 2005, among Levi Strauss & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. in relation to the Floating Rate Senior Notes due 2012.

4.6	Registration Rights Agreement, dated as of March 11, 2005, among Levi Strauss & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. in relation to the Euro denominated 8.625% Senior Notes due 2013.

10.1	Purchase Agreement, dated March 7, 2005, between Levi Strauss & Co. and Banc of America Securities LLC and Citigroup Global Markets Inc. in respect of private placement of Floating Rate Senior Notes due 2012 and Euro denominated 8.625% Senior Notes due 2013.

99.1	Press release, dated March 11, 2005, announcing the closing of our private placement of Floating Rate Notes and Euro Notes, acceptance of tendered 2008 Notes in our tender offer and notice of redemption of 2008 Notes.

7